Exhibit 99.1

News Release

DIVERSEY REPORTS FIRST QUARTER 2021 RESULTS

FIRST QUARTER HIGHLIGHTS
•Q1 top line grew 2% vs 2019 pre-COVID-19 baseline and -3.6% vs 2020 despite more restrictive COVID-19 lockdowns than expected
•Net loss of $95.7 million in Q1 driven by significant IPO related costs
•Adjusted net income of $27.2 million versus $22.5 million in Q1 2020, representing 20.9% growth
•Adjusted EBITDA of $92.7 million represents a 60 basis point adjusted EBITDA margin improvement versus Q1 2020 and a 630 basis point improvement versus Q1 2019.

Unaudited	First Quarter Ended March 31
(millions)	2021	2020	% Change	2019	% Change
Net sales	$631.5	$654.9	(3.6)%	$617.9	2.2%
Income (loss) before taxes	(98.1)	15.1	NM	(45.5)	(115.6)%
Net income (loss)	(95.7)	3.9	NM	(44.5)	(115.1)%
Adjusted net income (loss)(1)	27.2	22.5	20.9%	(10.1)	NM

Adjusted EBITDA(1)	92.7	92.2	0.5%	52.1	77.9%
% Margin(1)	14.7%	14.1%	60 bps	8.4%	630 bps

(1) See the “Non-GAAP Financial Information and Segment Adjusted EBITDA” section herein for explanations of these financial measures.

FORT MILL, S.C., May 14, 2021: In its first public earnings release since becoming a publically traded company, Diversey Holdings, Ltd. ("Diversey") announced that its 2021 first quarter results were in-line with its expectations despite heavy lockdowns in most parts of the world.

CEO comment
Phil Wieland, Diversey’s Chief Executive Officer said, “We are excited to share our first earnings update as a public company and report strong first quarter results. Our net promoter scores are at record levels and we're continuing to win new business. Our focus remains on the fundamentals of delivering great product and service for our customers, managing costs and passing through price as appropriate. We are seeing the fruits of our strategic initiatives and believe we are well positioned to take advantage of significant tailwinds as markets reopen.”

First Quarter 2021 Consolidated Results

Net sales grew 2% as reported, compared to pre-COVID Q1 2019. Net sales were down 4% compared to pre-lockdown Q1 2020 reflective of strict global lockdowns that have been extended and more restrictive than expected.

Loss before income taxes of $98 million in the first quarter of 2021 included amortization and Special Items (as defined below) of $123 million, the majority of which related to the IPO and compared to income before taxes of $15 million in Q1 2020. Adjusted net income in Q1 2021 was $27 million compared to $23 million in Q1 2020.

Adjusted EBITDA for the first quarter of 2021 was $93 million, representing continued growth compared to the prior year despite lower net sales, and a 78% improvement compared to Q1 2019. Adjusted EBITDA margin expanded 630 basis points compared to 2019 and 60 basis points compared to 2020, due to growth in infection prevention, pricing and cost control.

Segment Review

Institutional

Unaudited	First Quarter Ended March 31
(millions)	2021	2020	% Change	2019	% Change
Net sales	$467.9	$493.4	(5.2)%	$460.1	1.7%
Adjusted EBITDA	71.1	81.0	(12.2)%	45.1	57.6%
% Margin	15.2%	16.4%	(120) bps	9.8%	540 bps

Net sales in the Institutional segment of $468 million were 2% above Q1 2019 and adjusted EBITDA was 58% above Q1 2019, with gains in infection prevention more than offsetting the negative impact from lockdowns, related to the COVID-19 pandemic. Versus Q1 2020, net sales declined 5% and Adjusted EBITDA declined 12%, reflecting the impact of global shutdowns on foodservice and hospitality sectors, offset by continued strength in North America infection prevention products. Acquisitions contributed $2 million to sales growth and less than $1 million to Adjusted EBITDA.

Food & Beverage

Unaudited	First Quarter Ended March 31
(millions)	2021	2020	% Change	2019	% Change
Net sales	$163.6	$161.5	1.3%	$157.8	3.7%
Adjusted EBITDA	31.9	25.9	23.2%	21.9	45.7%
% Margin	19.5%	16.0%	350 bps	13.9%	560 bps

In the Food & Beverage segment, net sales of $164 million in the first quarter of 2021 were up 1% versus prior year and 4% versus Q1 2019, while Adjusted EBITDA of $32 million grew 23% versus Q1 2020 and 46% versus Q1 2019. Acquisitions contributed $3 million to sales growth and approximately $1 million to Adjusted EBITDA. Margin improvement of 350 basis points versus the prior year reflected pricing actions and cost control measures in response to the global pandemic.

Corporate

Unaudited	First Quarter Ended March 31
(millions)	2021	2020	% Change	2019	% Change
Adjusted EBITDA	$(10.3)	$(14.7)	29.9%	$(14.9)	30.9%
% Net Sales	(1.6)%	(2.2)%	60 bps	(2.4)%	80 bps
Corporate costs fell from $15 million in Q1 2020 to $10 million in Q1 2021 primarily driven by cost reduction initiatives and controlled discretionary spend in response to the global pandemic.

Outlook

In 2020, Adjusted EBITDA grew despite the challenges brought on by the pandemic. We believe our 2021 full year will be in line with expectations at the time of the IPO. While some markets opened a little earlier than expected, helping Q1, other markets have been slower to open, which will negatively impact Q2, bringing our first half expectations back in line with our original plan. We expect the second half of 2021 to also be in line with our original plan at the time of the IPO. Our outlook with respect to market share gains, growth initiatives and focus on commercial excellence leaves us positioned to take advantage of market recovery and potential tailwinds in the back half of 2021. We expect our

Adjusted EBITDA to grow throughout 2021 on a quarter-on-quarter basis, assuming markets open as expected. We remain committed to margin expansion in this business and expect to show margin accretion in 2021.

About Diversey

Diversey’s mission is to protect and care for people through leading hygiene, infection prevention, and cleaning solutions. We develop and deliver innovative products, services, and technologies that save lives and protect our environment. Over the course of 95 years, the Diversey brand has become synonymous with product quality, service, and innovation.

For more information, visit www.diversey.com or follow us on LinkedIn, Facebook, or Twitter @diversey.

Diversey Holdings, Ltd.
Media Contact:
Vani Chokra
mediarelations@diversey.com

Investor Contact:
Grant Graver
ir@diversey.com

Conference Call and Webcast Information

Management will host a conference call today, May 14, 2021 at 8:30 am ET to discuss the results for Q1 2021.

Interested parties may access the conference call live over the phone by dialing 1-877-407-0784 (Toll Free) or 1-201-689-8560 (Toll/International) and requesting the Diversey First Quarter 2021 Earnings Conference Call. Participants are asked to dial in a few minutes prior to the call to register for the event. Related materials that will be referenced on the call are available to the public at ir.diversey.com. The event will also be available live via webcast which can be accessed here.

An audio replay of the conference call will be available approximately three hours after the conference call until 11:59 pm ET on May 28, 2021 and can be accessed by dialing 1-844-512-2921 (domestic) or 1-412-317-6671 (international), and providing the passcode 13719093.

Cautionary Statements Regarding Forward-Looking Information

This communication contains forward-looking statements that are subject to risks and uncertainties. All statements other than statements of historical fact included herein are forward-looking statements. Forward-looking statements give our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance, business and growth. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate”, “estimate”, “expect”, “project”, “plan”, “intend”, “believe”, “may”, “will”, “should”, “can have”, “likely” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. For example, all statements we make relating to our estimated and projected costs, expenditures, cash flows, growth rates, margins and financial results or our plans and objectives for future operations, growth initiatives, or strategies are forward-looking statements. All forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those that we expected, including:

•the continuation of the COVID-19 pandemic may cause disruptions to our operations, customer demand, and our suppliers’ ability to support us;
•uncertain global economic conditions which have had and could continue to have an adverse effect on our consolidated financial condition and results of operations;
•the global nature of our operations exposes us to numerous risks that could materially adversely affect our consolidated financial condition and results of operations;
•fluctuations between non-U.S. currencies and the U.S. dollar could materially impact our consolidated financial condition or results of operations;
•political and economic instability and risk of government actions affecting our business and our customers or suppliers may adversely impact our business, results of operations and cash flows;
•raw material pricing, availability and allocation by suppliers as well as energy-related costs may negatively impact our results of operations, including our profit margins;
•if we do not develop new and innovative products or if customers in our markets do not accept them, our results would be negatively affected;
•cyber risks and the failure to maintain the integrity of our operational or security systems or infrastructure;
•the introduction of the Organization for Economic Cooperation and Development’s Base Erosion and Profit Shifting may adversely affect our effective rate of tax in future periods;
•the consolidation of customers may adversely affect our business, consolidated financial condition or results of operations;
•we experience competition in the markets for our products and services and in the geographic areas in which we operate;
•instability and uncertainty in the credit and financial markets could adversely impact the availability of credit that we and our customers need to operate our business;
•new and stricter regulations may affect our business and consolidated condition and results of operations; and
•the other risks described under “Risk Factors” in Diversey’s prospectus dated March 24, 2021 filed with the Securities and Exchange Commission in connection with our recently completed IPO.

We derive many of our forward-looking statements from our operating budgets and forecasts, which are based on many detailed assumptions. While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors, and it is impossible for us to anticipate all factors that could affect our actual results. All written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by these cautionary statements as well as other cautionary statements that are made from time to time in our other SEC filings and public communications. You should evaluate all forward-looking statements in the context of these risks and uncertainties.

We caution you that the important factors referenced above may not contain all of the factors that are important to you. In addition, we cannot assure you that we will realize the results or developments we expect or anticipate or, even if substantially realized, that they will result in the consequences or affect us or our operations in the way we expect. The forward-looking statements included herein are made only as of the date hereof. We undertake no obligation to update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

Non-GAAP Financial Information

We present financial information that conforms to generally accepted accounting principles in the United States (“U.S. GAAP"). We also present financial information that does not conform to U.S. GAAP ("Non-GAAP"), as our management believes it is useful to investors.

The Non-GAAP financial metrics exclude items that we consider to be certain specified items (“Special Items”), such as restructuring charges, transition and transformation costs, certain transaction and other charges related to acquisitions and divestitures, gains and losses related to acquisitions and divestitures, and certain other items. We evaluate unusual or Special Items on an individual basis. Our evaluation of whether to exclude an unusual or Special Item for purposes of determining our Non-GAAP financial measures considers both the quantitative and qualitative aspects of the item, including among other things (i) its nature, (ii) whether or not it relates to our ongoing business operations, and (iii) whether or not we expect it to occur as part of our normal business on a regular basis.

EBITDA and Adjusted EBITDA

EBITDA and Adjusted EBITDA are supplemental measures that are not required by, or presented in accordance with, U.S. GAAP. We define EBITDA as income (loss) before income tax provisions (benefit), interest expense, and depreciation and amortization, and Adjusted EBITDA, as EBITDA adjusted for other items to (i) eliminate certain non-operating income or expense items, (ii) eliminate the impact of certain non-cash and other items that are included in net income (loss) that we do not consider indicative of our ongoing operating performance, and (iii) eliminate certain unusual and non-recurring items impacting results in a particular period.

EBITDA and Adjusted EBITDA are not measures of our financial performance under U.S. GAAP and should not be considered as an alternative to revenues, net income (loss), income (loss) before income tax provision or any other performance measures derived in accordance with U.S. GAAP, nor should they be considered as alternatives to cash flows from operating activities as a measure of liquidity in accordance with U.S. GAAP. In addition, our method of calculating EBITDA and Adjusted EBITDA may vary from the methods used by other companies.
Our management considers EBITDA and Adjusted EBITDA to be key indicators of our financial performance. Additionally, we believe EBITDA and Adjusted EBITDA are frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry. We also believe that investors, analysts and rating agencies consider EBITDA and Adjusted EBITDA useful means of measuring our ability to meet our debt service obligations and evaluating our financial performance, and management uses these measures for one or more of these purposes. Our presentation of EBITDA and Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or nonrecurring items. EBITDA and Adjusted EBITDA have important limitations as analytical tools and you should not consider them in isolation or as a substitute for analysis of our results as reported under U.S. GAAP. The use of EBITDA and Adjusted EBITDA instead of net income has limitations as an analytical tool.

Adjusted Net Income

Adjusted Net Income (as defined below) and Adjusted Earnings (Loss) Per Share (“Adjusted EPS”) are Non-GAAP financial measures. We define Adjusted Net Income as net income (loss) adjusted to (i) eliminate certain non-operating income or expense items, (ii) eliminate the impact of certain non-cash and other items that are included in net income that we do not consider indicative of our ongoing operating performance, (iii) eliminate certain unusual and non-recurring items impacting results in a particular period, and (iv) reflect the tax effect of items (i) through (iii) and other tax special items.

We believe that in addition to our results determined in accordance with GAAP, Adjusted Net Income and Adjusted EPS are useful in evaluating our business, results of operations and financial condition. We believe that Adjusted Net Income and Adjusted EPS may be helpful to investors because they provide consistency and comparability with past financial performance and facilitate period to period comparisons of our operations and financial results, as they eliminate the effects of certain variables from period to period for reasons that we do not believe reflect our underlying operating performance or are unusual or infrequent in nature. However, Adjusted Net Income and Adjusted EPS are presented for supplemental informational purposes only and should not be considered in isolation or as a substitute or alternative for financial information presented in accordance with GAAP.

Adjusted Net Income and Adjusted EPS have limitations as analytical tools.

Diversey Holdings, Ltd.
Condensed Consolidated Balance Sheets
(Unaudited)

(in millions except per share amounts)	March 31, 2021	December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$113.0	$192.9
Trade receivables, net of allowance for doubtful accounts of $27.1 and $28.7	332.8	342.0
Other receivables	60.8	71.0
Inventories	317.5	282.4
Prepaid expenses and other current assets	79.0	62.0
Total current assets	903.1	950.3
Property and equipment, net	186.5	188.3
Goodwill	459.3	467.0
Intangible assets, net	2,236.0	2,311.4
Other non-current assets	352.6	369.1
Total assets	$4,137.5	$4,286.1

Liabilities and stockholders' equity
Current liabilities:
Short-term borrowings	$0.4	$0.4
Current portion of long-term debt	14.5	13.2
Accounts payable	444.2	404.6
Accrued restructuring costs	19.6	26.3
Other current liabilities	407.4	512.4
Total current liabilities	886.1	956.9
Long-term debt, less current portion	1,991.3	2,686.7
Preferred equity certificates	0	641.7
Deferred taxes	178.7	181.1
Other non-current liabilities	565.8	328.3
Total liabilities	3,621.9	4,794.7
Commitments and contingencies
Stockholders' equity:
Common stock, $0.01 par value per share, 0 and 195,800,697 shares authorized and outstanding in 2021 and 2020, respectively	—	2.2
Ordinary shares, $0.0001 par value per share; 1,000,000,000 and 0 shares authorized, 296,245,126 and 0 shares outstanding in 2021 and 2020, respectively	0.0	—
Preferred shares, $0.0001 par value per share, 200,000,000 and 0 shares authorized, 0 and 0 shares outstanding in 2021 and 2020, respectively	—	—
Additional paid-in capital	1332.7	247.2
Accumulated deficit	(641.0)	(545.3)
Accumulated other comprehensive loss	(176.1)	(212.7)
Total stockholders' equity	515.6	(508.6)
Total liabilities and stockholders' equity	$4,137.5	$4,286.1

Diversey Holdings, Ltd.
Condensed Consolidated Statements of Operations
(Unaudited)

(in millions except per share amounts)	Three Months Ended March 31, 2021	Three Months Ended March 31, 2020
Net sales	$631.5	$654.9
Cost of sales	385.1	373.6
Gross profit	246.4	281.3
Selling, general and administrative expenses	243.1	214.1
Transition and transformation costs	15.4	5.0
Management fee	19.4	1.9
Amortization of intangible assets	24.3	24.6
Restructuring costs	0.5	1.4
Operating income (loss)	(56.3)	34.3
Interest expense	43.7	31.6
Foreign currency (gain) loss related to Argentina subsidiaries	(2.0)	0.9
Other (income) expense, net	0.1	(13.3)
Income (loss) before income tax provision (benefit)	(98.1)	15.1
Income tax provision (benefit)	(2.4)	11.2
Net income (loss)	$(95.7)	$3.9

Basic income (loss) per share	$(0.39)	$0.02
Diluted income (loss) per share	$(0.39)	$0.02
Basic weighted average shares outstanding	247.3	243.2
Diluted weighted average shares outstanding	247.3	243.2

Diversey Holdings, Ltd.
Condensed Consolidated Statements of Cash Flows
(Unaudited)

(in millions)	Three Months Ended March 31, 2021	Three Months Ended March 31, 2020
Operating activities:
Net income (loss)	$(95.7)	$3.9
Adjustments to reconcile net income (loss) to cash used in operating activities:
Depreciation and amortization	47.1	48.4
Amortization of deferred financing costs and original issue discount	14.9	2.6
(Gain) loss on cash flow hedges	0.2	(1.0)
Deferred taxes	0.8	(1.1)
Non-cash foreign currency exchange (gain) loss	5.9	(9.0)
Share-based compensation	37.5	0.3
Impact of highly inflationary economy - Argentina	(2.0)	0.9
Provision for bad debts	2.0	5.5
Provision for slow moving inventory	3.0	1.1
Other non-cash, net	(3.7)	0.3
Changes in operating assets and liabilities:
Trade receivables, net	(28.0)	(73.6)
Inventories, net	(41.2)	(28.5)
Accounts payable	46.5	13.0
Income taxes, net	(11.6)	6.7
Other assets and liabilities, net	(54.4)	(25.7)
Cash used in operating activities	(78.7)	(56.2)
Investing activities:
Dosing and dispensing equipment	(12.0)	(14.6)
Capital expenditures	(6.4)	(7.3)
Collection of deferred factored receivables	24.4	18.0
Cash provided by (used in) investing activities	6.0	(3.9)
Financing activities:
Contingent consideration payments	(0.1)	—
Proceeds from short-term borrowings	0.4	0.1
Proceeds from revolving credit facility	—	60.0
Payments on revolving credit facility	—	(52.0)
Proceeds from long-term borrowings	—	22.9
Payments on long-term borrowings	(656.0)	(6.2)
Payment of deferred financing costs	(2.5)	—
Issuance of ordinary shares sold in IPO, net of offering costs	654.3	—
Cash provided by (used in) financing activities	(3.9)	24.8
Exchange rate changes on cash	(3.9)	(3.5)
Decrease in cash, cash equivalents and restricted cash	(80.5)	(38.8)
Cash, cash equivalents and restricted cash at beginning of period	201.7	142.3
Cash, cash equivalents and restricted cash at end of period	$121.2	$103.5

Supplemental Cash Flow Information:
Interest payments	$49.0	$36.8
Income tax payments	$8.4	$6.7
Conversion of preferred equity certificates to equity	$620.9	$114.3
Beneficial interest obtained for factored receivables	$6.9	$13.6

The following table reconciles net income (loss) before income tax provision (benefit) to EBITDA and Adjusted
EBITDA for the periods presented:

(in millions)	Three Months Ended March 31, 2021	Three Months Ended March 31, 2020	Three Months Ended March 31, 2019
Income (loss) before income tax provision (benefit)	$(98.1)	$15.1	$(45.5)
Interest expense	43.7	31.6	34.1
Interest income	(0.9)	(2.2)	(1.6)
Amortization expense of intangible assets	24.3	24.6	22.9
Depreciation expense included in cost of sales	20.8	21.8	19.7
Depreciation expense included in selling, general and administrative expenses	2.0	2.0	1.3
EBITDA	(8.2)	92.9	30.9
Transition and transformation costs and non-recurring costs(1)	15.4	5.0	14.7
Restructuring costs(2)	0.5	1.4	—
Foreign currency loss (gain) related to Argentina subsidiaries(3)	(2.0)	0.9	1.0
Acquisition accounting adjustments (4)	—	—	0.7
Bain Capital management fee(5)	19.4	1.9	1.9
Non-cash pension and other post-employment benefit plan(6)	(3.8)	(3.1)	(2.4)
Unrealized foreign currency exchange loss (gain)(7)	5.9	(8.3)	4.3
Factoring and securitization fees(9)	1.0	0.7	0.9
Share-based compensation(10)	63.5	0.3	—
Other items	1.0	0.5	0.1
Non-GAAP consolidated Adjusted EBITDA	$92.7	$92.2	$52.1

The following table reconciles net income (loss) to Adjusted Net Income and basic and diluted earnings (loss) per share to Adjusted EPS for the periods presented:

	Three Months Ended March 31, 2021		Three Months Ended March 31, 2020		Three Months Ended March 31, 2019
(in millions, except per share amounts)	Net Income (Loss)	Basic and diluted EPS(12)	Net Income (Loss)	Basic and diluted EPS(12)	Net Income (Loss)	Basic and diluted EPS(12)
Reported (GAAP)	$(95.7)	$(0.39)	$3.9	$0.02	$(44.5)	$(0.18)
Amortization expense of intangible assets	24.3	0.10	24.6	0.10	22.9	0.09
Transition and transformation costs and non-recurring costs(1)	15.4	0.06	5.0	0.02	14.7	0.06
Restructuring costs(2)	0.5	—	1.4	0.01	—	—
Foreign currency loss (gain) related to Argentina subsidiaries(3)	(2.0)	(0.01)	0.9	—	1.0	—
Acquisition accounting adjustments(4)	—	—	—	—	0.7	—
Bain Capital management fee(5)	19.4	0.08	1.9	0.01	1.9	0.01
Non-cash pension and other post-employment benefit plan(6)	(3.8)	(0.02)	(3.1)	(0.01)	(2.4)	(0.01)
Unrealized foreign currency exchange loss (gain)(7)	5.9	0.02	(8.3)	(0.03)	4.3	0.02
Factoring and securitization fees(8)	1.0	—	0.7	—	0.9	—
Share-based compensation(9)	63.5	0.26	0.3	—	—	—
Accelerated expense of deferred financing and original issue discount costs	11.9	0.05	—	—	—	—
Other items	1.0	—	0.5	—	0.1	—
Tax effects related to non-GAAP adjustments(10)	(15.7)	(0.05)	(5.3)	(0.03)	(9.7)	(0.03)
Discrete tax adjustments(11)	1.5	0.01	—	—	—	—
Adjusted (Non-GAAP)	$27.2	$0.11	$22.5	$0.09	$(10.1)	$(0.04)

(1) In the period following the Diversey Acquisition, we incurred costs primarily consisting of professional and consulting services in such areas as information technology, controllership, tax, treasury, transformation services, human resources, procurement and supply chain in establishing ourselves as a standalone company and to position ourselves for future growth. Costs incurred in 2021 include those necessary to become a publicly traded Company.

(2) Includes costs related to restructuring programs including expenses mainly related to reduction in headcount.

(3) Effective July 1, 2018, Argentina was deemed to have a highly inflationary economy and the functional currency for our Argentina operations was changed from the Argentinian Peso to the United States dollar and remeasurement charges/credits are recorded in our Condensed Consolidated Statements of Operations rather than as a component of Cumulative Translation Adjustment on our Condensed Consolidated Balance Sheets.

(4)    In connection with the 2017 Acquisition, Twister Acquisition and Zenith Acquisition, we recorded fair value increases to our inventory. These amounts represent the amortization of this increase.

(5) Represents fees paid to Bain Capital pursuant a management agreement whereby we have received general business consulting services; financial, managerial and operational advice; advisory and consulting services with respect to selection of advisors; advice in different fields; and financial and strategic planning and analysis. The management agreement was terminated in March 2021 pursuant to its terms upon the consummation of the IPO, and we recorded a termination fee of $17.5 million during the three months ended March 31, 2021.

(6) Represents the net impact of the expected return on plan assets, interest cost, and settlement cost components of net periodic defined benefit income related to our defined benefit pension plans.

(7) Represents the unrealized foreign currency exchange impact on our operations, primarily attributed to the valuation of the U.S. Dollar-denominated debt held by our European entity.

(8) On November 15, 2018, we entered into a factoring Master Agreement with Factofrance, S.A. Additionally, on April 22, 2020, the Company entered into a securitization arrangement with PNC Bank (“PNC”) to sell certain North American customer receivables without recourse on a revolving basis. This amount represents the fees to complete the sale of the receivables without recourse. Refer to Note 5 — Financial Statement Details in the Notes to our Condensed Consolidated Financial Statements included in our Quarterly Report on Form 10-Q for additional information.

(9) Represents compensation expense associated with our Management Equity Incentive Plan and Long-Term Incentive Plan awards. See Note 19 — Share-Based Compensation in the Notes to our Condensed Consolidated Financial Statements included in our Quarterly Report on Form 10-Q for additional information.

(10) The tax rate used to calculate the tax impact of the pre-tax adjustments is based on the jurisdiction in which the charge was recorded.

(11) Represents adjustments related to discrete tax items including uncertain tax provisions, impacts from rate changes in certain jurisdictions and changes in our valuation allowance.

(12) For purposes of calculating earnings (loss) per share the Company has retrospectively presented earnings (loss) per share as if the Reorganization Transactions had occurred at the beginning of the earliest period presented. Such retrospective presentation reflects an increase of approximately 47.4 million shares due to the exchange of shares in Constellation for shares in the Company.